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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-82113 and 333-19469) pertaining to the 1996 Employee Stock Purchase Plan, the Registration Statement on Form S-8 (File No. 333-25369) pertaining to the 1996 Director Stock Option Plan and the Registration Statement on Form S-8 (File Nos. 333-25371 and 333-55705) pertaining to the Amended and Restated 1994 Equity Incentive Plan of ArQule, Inc., of our report dated January 27, 2000 with respect to the financial statements of ArQule, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1999.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 23, 2000